6-1162-JDR-399
                                                   (CONFIDENTIALITY REQUESTED)

CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-21 AS
INDICATED BY "(XXX)"

Western Pacific Airlines, Inc.
2864 South Circle Drive
Suite 1100
Colorado Springs, CO  80906


Subject:          Letter Agreement No. 6-1162-JDR-399 to
                  Purchase Agreement No. 1947 --
                  Configuration Matters


This Letter Agreement amends Purchase Agreement No. 1947 dated as of even date herewith (the Agreement) between The Boeing Company (Boeing) and Western Pacific Airlines, Inc. (Buyer) relating to Model 737-300 aircraft (the Aircraft).

All terms used herein and in the Agreement, and not defined herein, will have the same meaning as in the Agreement.

1.       Exterior Markings.

         It is understood that Buyer intends to define unique exterior markings for each Aircraft. Unless otherwise agreed, Buyer agrees to give Boeing notice as soon as reasonably practicable, but no later than five (5) months prior to the month during which an Aircraft is scheduled for delivery, of the definition of the exterior markings for such Aircraft. Promptly after notification, Boeing will advise Buyer as to whether the requested exterior markings can be applied to the requested Aircraft prior to delivery.

In the event Boeing determines the requested unique exterior markings cannot be applied prior to delivery or Buyer does not provide notice as required, as directed by Buyer, the Aircraft will be delivered (i) with Buyer's previously defined baseline exterior markings or (ii) with only those exterior markings required to receive a Certificate of Airworthiness.

In the event the Aircraft is delivered with only those exterior markings required to receive a Certificate of Airworthiness, Boeing will issue a credit memorandum to Buyer at the time of delivery of the Aircraft in the amount of [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]. Such credit memorandum may be utilized by Buyer for the purchase of Boeing proprietary spare parts, CFM International
(CFMI) proprietary spare engines and engine parts, other Boeing or CFMI goods and services or applied against the balance of the purchase price of the Aircraft for which such credit is issued,


P.A. No. 1947                                                               SA-1
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Western Pacific Airlines, Inc.
6-1162-JDR-399                      Page 2


but may not be used for the purchase of other aircraft or application against advance payments for any Aircraft.

2.       Thrust Enhancement.

         2.1 Documentation Revision. In recognition of Buyer's requirement for aircraft operation at high altitude airports and high ambient temperatures (Operation), Boeing agrees to provide Buyer FAA approved Flight Manual Appendices for utilization of enhanced thrust for CFM56-3C-1 engines at high altitude airports and high ambient temperatures for the Aircraft and for CFM56-3C-1 powered Model 737-300 aircraft which are currently in or may be added to Buyer's fleet. Such utilization of enhanced thrust will be for takeoff only and will be subject to the proposed schedule and the limitations and operational requirements set forth in master change 7200MP3286.

Upon delivery of such Flight Manual Appendices, Boeing will issue to Buyer a credit memorandum in the amount of the then-current price(s) of the master change(s) initiated to accomplish the Flight Manual revision(s), such credit memorandum to be used only for the purchase of such master change(s) and may not be used for the purchase of increased thrust.

         2.2 Enhanced Thrust Utilization. Such Operation may require an increase in the thrust rating of the CFM56-3C-1 engine from 22,000 pounds SLST to 23,500 pounds SLST. In recognition of the understanding that such increase in the thrust rating will be utilized by Buyer on a limited basis, the price of such increase in the thrust rating for each Aircraft is thirty (30) percent of the difference between the then current prices at time of delivery of the Aircraft for two CFM56-3C-1 engines rated at 23,500 pounds SLST and two CFM56-3C-1 engines rated at 22,000 pounds SLST, subject to the following:

         (i) The enhanced thrust is exclusively for use of Buyer and may not be sold or transferred without the prior written consent of CFM International (CFMI).

    (ii) Such price will be payable directly to CFMI on a one-time basis concurrent with delivery of each Aircraft to be operated by Buyer utilizing such enhanced thrust.

   (iii) Such enhanced thrust will not be utilized by Buyer for more than fifteen (15) percent of Buyer's annual departures, on a CFM56-3C-1 powered Model 737-300 fleet basis.



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Western Pacific Airlines, Inc.
6-1162-JDR-399                      Page 3


    (iv) Buyer will provide a written report to CFMI in January of each year following delivery of the first Aircraft, such report shall document Buyer's usage of the enhanced thrust, as a percentage of departures for the previous calendar year, for Buyer's CFM56-3C-1 powered Model 737-300 fleet for which Buyer has purchased the enhanced thrust (Buyer's Fleet).

         2.3 Excess Annual Utilization. In the event Buyer's annual utilization of the enhanced thrust during any given calendar year exceeds the percentage of annual utilization previously paid for by Buyer (Excess Annual Utilization), Buyer will be required to purchase the Excess Annual Utilization for each Aircraft in Buyer's Fleet on December 31 of the year in which the utilization of enhanced thrust exceeded the percentage of annual utilization previously paid for by Buyer.

The price per aircraft for such Excess Annual Utilization will be calculated by multiplying the applicable factor corresponding to the Excess Annual Utilization shown on the schedule below times the then current price difference between two such engines rated at 23,500 pounds SLST and two such engines rated at 22,000 pounds SLST (Then Current Price Difference), minus any amounts previously paid by Buyer pursuant to paragraph 2.2 above and this paragraph 2.3.

                             Excess
                             Annual
                           Utilization                                Factor
                           -----------                                ------
                           16% - 20%                                   0.35
                           21% - 25%                                   0.40
                           26% - 30%                                   0.45
                           Over 30%                                    1.00

         Note: Utilization is a departure in which enhanced thrust is used. Annual utilization is the total number of departures during a given year in which enhanced thrust is used divided by the total number of Buyer's Fleet departures for the same year, expressed as a percentage rounded to the nearest whole percent.

In the event such Excess Annual Utilization exceeds thirty percent, the price will be the Then Current Price Difference, reduced by (i) any amounts previously paid by Buyer for utilization of the enhanced thrust pursuant to paragraph 2.2 above and this paragraph 2.3 and (ii) an additional amount determined by multiplying the Then Current Price Difference times


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Western Pacific Airlines, Inc.
6-1162-JDR-399                      Page 4


the aircraft credit factor defined in Letter Agreement 6-1162- JDR-394, paragraph 1.1.

         2.4 Payment For Excess Annual Utilization. In the event Buyer exceeds fifteen percent annual utilization and is therefore required to purchase the enhanced thrust for a higher percentage of annual utilization pursuant to paragraph 2.3 above, such payment will be made on a one time basis and the higher percentage of annual utilization so purchased will then be allowed for subsequent calendar years with no further payment required by Buyer for such higher percentage of annual utilization.

Buyer will make any such payment for Excess Annual Utilization, if any, directly to CFMI concurrently with Buyer's submittal of the report of usage for the year in which the usage exceeded the percentage of annual utilization previously paid for by Buyer.

         2.5 Aircraft Not Purchased Under the Agreement. In the event Buyer intends to utilize enhanced thrust for aircraft not purchased under the Agreement which are currently in or subsequently added to Buyer's fleet, Boeing and Buyer acknowledge that Buyer will enter into a separate agreement with CFMI, containing similar terms to those set forth herein, to provide for such enhanced thrust and any required hardware revisions.

3.       Alternate Forward Center of Gravity.

         In recognition of Buyer's requirement for aircraft operation at high altitude airports and high temperatures, Boeing agrees to provide Buyer FAA approved Flight Manual Appendices and to revise the operations manual for use of alternate forward center of gravity limits for the Aircraft and for the existing Model 737- 300 aircraft in Buyer's fleet. Such utilization of alternate forward center of gravity will be subject to the proposed schedule and to the limitations set forth in master change 0220MP3322.

Upon delivery of such Flight Manual Appendices and operations manual revisions, Boeing will issue to Buyer a credit memorandum in the amount of the then-current price(s) of the master change(s) initiated to accomplish the Flight Manual and operations manual revision(s), such credit memorandum to be used only for the purchase of such master change(s).



P.A. No. 1947                                                               SA-1
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

Western Pacific Airlines, Inc.
6-1162-JDR-399                      Page 5

4.       Confidentiality.

         Buyer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Buyer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity, except as provided in Letter Agreement 1947-1.

Very truly yours,

THE BOEING COMPANY



By
  --------------------------------
Its  Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:                    , 1996


WESTERN PACIFIC AIRLINES, INC.



By
  --------------------------------
Its



P.A. No. 1947                                                               SA-1
K/WPA


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